UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 30, 2008

STANDEX INTERNATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-7233	31-0596149
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

6 Manor Parkway, Salem, New Hampshire	03079
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (603) 893-9701

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

*	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

*	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

*	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

*	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Standex International Corporation

ITEM 5.02(e)

DEPARTING DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS TO CERTAIN OFFICERS

On January 30, 2008, the Retirement Plans Committee of the Board of Directors of the Company formally adopted the Standex Deferred Compensation Plan (the “Plan”).  The Plan, a “top hat” plan under the regulations of the U.S. Department of Labor, is an unfunded plan maintained for the purpose of permitting a “select group of management or highly compensated employees,” as defined in the Employee Retirement Income Security Act of 1974, to defer up to 50 percent of their base salary and 100 percent of their annual bonus, except that no portion of their compensation up to the compensation limit under Section 401(a)(17) (the “compensation limit”) of the Internal Revenue Code (the “Code”) may be deferred under the Plan.  Participants shall obtain a return on amounts deferred which equals the investment performance of specific investments selected by participants from an array of investment options offered under the Plan.  The options are substantially similar to those offered under the Company’s Retirement Savings Plan, a 401(k) plan offered to a broad range of salaried employees (the “401(k) Plan”).  All of the named executive officers are eligible to participate in the Plan.  The amounts deferred will not be set aside in separate accounts for each of the participants in the Plan, but the total amounts deferred by all participants will be deposited into a grantor trust established under subpart E, part 1, subchapter J, chapter 1, subtitle A of the Code.  The assets of the grantor trust will be subject to the claims of the Company’s general creditors in the event of the insolvency of the Company, but would not otherwise be available to the Company.

The Company will make matching contributions on amounts deferred under the Plan in accordance with the matching formulas contained in the 401(k) Plan.  Distribution of all amounts deferred, including investment gains and Company matching contributions, will be made in accordance with the distribution elections made by Plan participants prior to the actual deferral of any compensation.  The Plan is intended to comply with Section 409A of the Code.

The Plan has been adopted in conjunction with the freezing on December 31, 2007 of the Standex Retirement Plan, a tax-qualified defined benefit pension plan, and the Standex Supplemental Retirement Plan, a non-qualified defined benefit pension plan which is designed to provide pension benefits based on compensation in excess of the compensation limit, such that a participant will be entitled to a total pension calculated in accordance with the formulas contained in the Standex Retirement Plan, without regard to the compensation limit.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STANDEX INTERNATIONAL CORPORATION

(Registrant)

/s/ Roger L. Fix
Roger L. Fix President/Chief Executive Officer

Date: January 31, 2008